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                                                                   EXHIBIT 10.31

                              SECOND AMENDMENT TO

                    THE SUBSCRIPTION AND EXCHANGE AGREEMENT


This amendment is entered into on December 10, 1998

BETWEEN:

(1)  RAZORFISH, INC. a New York Corporation;

(2) SPRAY VENTURES AB a corporation organised and existing under the laws of the Kingdom of Sweden;

(3)  COMMUNICADE INC. a Delaware corporation; and

(4) SPRAY NETWORK AB a corporation organised and existing under the laws of the Kingdom of Sweden

     (together the "Parties")

WHEREAS:

(a) A Subscription and Exchange Agreement (the "Agreement") was entered into as of October 1, 1998 between Razorfish Inc., Spray Ventures AB and Communicade Inc. under the terms of which Razorfish, Inc. agreed to acquire all the issued and outstanding capital stock and warrants of Spray Network AB;

(b) The Parties agreed to amend the Agreement pursuant to the First Amendment to the Subscription and Exchange Agreement dated November 25, 1998; and
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(c) The Parties for good and valuable consideration hereby agree to further amend the Agreement as set forth below.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

In accordance with the amendment provisions set out in Section 12.07 of the Agreement the Parties hereby agree to

a) amend the Agreement by the addition of a new Section 3.02 (c) reading as follows:

        "(c) Notwithstanding Section 3.02 (b) above, the obligations of the Purchaser hereunder are also subject to, at or before the Closing, approval by the shareholders of the Purchaser of the transactions contemplated by this Agreement."

b) amend the Agreement by the amendment of Section 9.01 (ii) to read as follows:

        "by the Purchaser if the approval of the shareholders of the Purchaser, described in Section 3.02 (c) above, shall not have been obtained on or before 96 days after the date hereof; or"

c)      amend the Agreement by the amendment of the final paragraph of Section
        9.01 to read as follows:

        "If none of the termination conditions set forth above have been met and the other closing conditions set forth in Article III have been met, the Closing will then occur on the 97th date after the date hereof, in accordance with Article III."
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This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

In witness whereof, the Parties have executed this Agreement as of the day set out above.

RAZORFISH, INC

By: /s/ Jeffrey A. Dachis
    ----------------------

SPRAY VENTURES AB

By: /s/ Per Bystedt
    ----------------------

COMMUNICADE INC.

By: /s/ Jerry Neumann
    -----------------

SPRAY NETWORK AB

By: /s/ Thomas Randerz
    -------------------